Exhibit 31.2

CERTIFICATION

I, Gary Gaglione, Interim Chief Financial Officer of Matinas Biopharma Holdings, Inc., certify that:

1. I have reviewed this special financial report on Form 10-K of Matinas Biopharma Holdings, Inc. for the fiscal year ended December 31, 2013.

2. Based on my knowledge, this special financial report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. Based on my knowledge, the financial statements, and other financial information included in this special financial report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: April 10, 2014	By:	/s/ Gary Gaglione
		Name:	Gary Gaglione
		Title:	Interim Chief Financial Officer